Exhibit 99.1

OMNIQ AWARDED A MULTI YEAR SUPPLY CONTRACT FROM “CLALIT” ISRAEL’S LARGEST HEALTH ORGANIZATION, TO PRODUCE, SUPPLY, AND INSTALL SELF SERVICE PATIENT MANAGEMENT KIOSKS WITH AN ESTIMATED VALUE OF $3M.

SALT LAKE CITY, (GLOBE NEWSWIRE) — omniQ Corp. (NASDAQ: OMQS) (“omniQ “ or “the Company”), a provider of Artificial Intelligence (AI)-based technology solutions to Supply Chain Automation, Parking, Security and Kiosks announced its subsidiary Dangot Computers Ltd, has received a multi-year, supply and maintenance contract from Clalit, Israel’s largest HMO providing Self Service Patient Management Kiosks. The kiosks will be utilized in 14 Hospitals and 2,000 plus clinics serving over 50% of the Israeli population. Estimated value of the contract is $3M. The hospitals and clinics are known for quality, innovation and achieving the coveted JCI Accreditation.

Shai Lustgarten, CEO of OMNIQ commented, “This is another significant follow-on order from Israel’s largest HMO and we are excited to be part of making a difference in the health care sector that will benefit patients today and also many generations to come. Our health care solution will help improve efficiency and accessibility, while saving money and eliminating wasted time for both the staff and patients. In addition, utilizing our Kiosks will help increase patient safety, improve self-care disease management, all while reducing human errors. Our healthcare business has experienced accelerated growth over the past 2 years as automation and computerized systems are essential for efficient service and robust data exchange. As healthcare budgets expand, we expect our opportunities for growth to continue.”

omniQ’ Corp’s subsidiary, Dangot, was the pioneer in providing computerized services with smart integrated solutions and is the leading supplier of Intelligent Carts and Kiosks to most of the hospitals in Israel. The company’s Kiosks integrates communication capabilities, printer and Bar Code readers for automatic identification of the patient, connected to a powerful computer that contains patients’ files minimizing human errors, providing faster and better service experience to the patient.

About omniQ Corp.

omniQ Corp. (Nasdaq: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

omniQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad. 14 Safe city active deployments.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in omniQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting omniQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. omniQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Koko Kimball

(385)-758-9241

kkimball@omniq.com